SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 16, 2021

Corporate Asset Backed Corporation, on behalf of

CABCO Series 2004-102 Trust (SBC Communications Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-32387	22-3281571
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

68 South Service Road
Suite 120
Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 587-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
$32,500,000 CABCO Series 2004-102 Trust (SBC Communications Inc.) Collared Floating Rate Callable Certificates	GYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

This current report on Form 8-K relates to the final distribution reported to the holders of CABCO Series 2004-102 Trust (SBC Communications Inc.) (the “Trust”) Collared Floating Rate Callable Certificates (the “Certificates”) relating to the 6.450% Global Notes due June 15, 2034 issued by SBC Communications Inc. (the “SBC Securities”). This final distribution was made on February 16, 2021 in connection with the exercise of 100% of the outstanding call options on the Certificates by the holder of the call options.

The Trust was created by the Trust Agreement, dated as of December 15, 2004, between Corporate Asset Backed Corporation, as the depositor (the “Depositor”), and U.S. Bank Trust National Association, as trustee (the “Trustee”), providing for the issuance of $32,500,000 aggregate certificate principal balance of Certificates. The Certificates do not represent obligations of or interests in the Depositor or the Trustee. The Certificates represent beneficial interests in the Trust. The Trust’s assets consist primarily of $32,500,000 principal amount of the SBC Securities, all payments on or collections in respect of the SBC Securities due on and after December 15, 2004, and the rights of the Trust under the Swap Agreement, dated as of December 15, 2004, between the Trust and UBS AG, as the swap counterparty. SBC Communications Inc., the issuer of the SBC Securities, is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with those requirements files periodic and current reports and other information (including financial information) with the Securities and Exchange Commission (“SEC”) (File No. 001-08610). You may read and copy any reports, statements and other information filed by SBC Communications Inc. with the SEC (a) over the Internet at the SEC website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC and (b) at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of these documents upon payment of a copying fee, by writing to the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on SBC Communications Inc. and please refer to these periodic and current reports filed with the SEC.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

99.1   Final Trustee’s Distribution Report with respect to the February 16, 2021 Final Distribution Date for the CABCO Series 2004-102 Trust (SBC Communications Inc.).

EXHIBIT INDEX

Exhibit

99.1	Final Trustee’s Distribution Report with respect to the February 16, 2021 Final Distribution Date for the CABCO Series 2004-102 Trust (SBC Communications Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 16th day of February 2021.

CORPORATE ASSET BACKED CORPORATION, as Depositor of CABCO Series 2004-102 Trust (SBC Communications Inc.)

By:	/s/ Lee Thompson
	Name:	Lee Thompson
	Title:	Vice President